Exhibit 99.1

ATEC Reports Second Quarter Financial Results and Recent Corporate Highlights

Organic revenue growth accelerates to 93%

Revenue 2-year CAGR of 46%

Full year 2021 total revenue now expected to grow ~64% to ~$238 million

CARLSBAD, Calif., August 3, 2021 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended June 30, 2021, and recent corporate highlights.

Second Quarter 2021 Financial Results

Quarter Ended
June 30, 2021
Total revenue	$62.2 million
GAAP gross margin	66.0%
Non-GAAP gross margin	73.2%
Operating expenses	$76.8 million
Non-GAAP operating expenses	$57.2 million
GAAP operating loss	($35.8) million
Non-GAAP adjusted EBITDA	($6.6) million
Ending cash balance	$76.6 million

Recent Highlights

•	Expanded contribution from new products to 84% of revenue, up from 61% in Q2 2020;
•	Continued elevation of the sales team, delivering 106% year-over-year organic revenue growth from strategic distribution;
•	Closed acquisition of EOS imaging, S.A. (“EOS”), and commenced integration to advance ATEC clinical prowess with improved information from diagnosis to follow-up.

“We are accelerating revenue through sound execution of our growth priorities,” said Pat Miles, Chairman and Chief Executive Officer. “But this is just the first inning; we intend to become the dominant force in the industry by significantly improving the clinical experience in spine.  We channeled decades of spine experience as the pioneers of lateral surgery to create the PTP technique in order to improve the optionality and predictability of the lateral approach.  PTP adoption is accelerating and utilization is increasing among both new and existing surgeon customers. In a few short years, we have created surgical approaches and products that are unrivaled. With the close of the EOS transaction, we intend to extend our prowess by equipping the AlphaInformatiX platform with unprecedented imaging information throughout the entire continuum of care, bringing the standards relied on by the world’s most prestigious academic centers to spine surgery. Our early success has driven excitement within these walls that is palpable – we know the opportunity ahead of us and are confident we have what it takes to win in the innings ahead.”

Financial Outlook for the Full Year 2021

The Company now expects total revenue for the fiscal year ended December 31, 2021, to approximate $238 million, reflecting growth of approximately 64% compared to the prior full year.  This includes an organic revenue contribution of approximately $212 million, or 50% growth compared to the prior full year.  The Company anticipates about $25 million of revenue related to EOS imaging. Total revenue guidance for the full year 2021 also includes a $1 million contribution from the Company’s international supply agreement, which will terminate on August 31, 2021.

Investor Conference Call

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations section of ATEC’s Corporate Website at investors.alphatecspine.com/quarterly-results.  Participants should go to the website at least 15 minutes before the event to register, and download and install any necessary software.

To dial-in to the webcast, registration may be completed by visiting the following registration link: http://www.directeventreg.com/registration/event/4976259. Once registered, each dial-in participant will be provided access details and a registrant ID.

A replay of the webcast will remain available through the Investor Relations section of ATEC’s Corporate Website at investors.alphatecspine.com/quarterly-results for twelve months. In addition, a replay of the audiocast will be available beginning two hours after the call’s completion until August 10, 2021. The replay dial-in numbers are (800)585-8367 for domestic callers and (416)621-4642 for international callers. Please use the replay conference ID number 4976259.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP U.S. gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP Adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-

recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue and growth outlook; planned product launches, introductions, regulatory submissions or clearances; efforts to transform sales and distribution channels; the Company’s ability to compel surgeon adoption; the Company’s future ability to finance its operations and sufficiency of its cash runway; and statements about the potential benefits and synergies of the acquisition of EOS imaging, S.A. (including expected impact on future financial and operating results and post-acquisition plans and intentions).  Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products or with emerging technologies; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; the Company’s ability to meet its financial obligations; the impact of the COVID-19 pandemic on the Company and economy; and uncertainties and risks related to the integration of EOS imaging, S.A.  A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
unaudited
Revenues:
Revenue from products and services	$61,885	$28,834	$105,601	$57,904
Revenue from international supply agreement	364	795	769	1,840
Total revenues	62,249	29,629	106,370	59,744
Cost of revenues	21,184	8,787	33,447	17,871
Gross profit	41,065	20,842	72,923	41,873
Operating expenses:
Research and development	7,839	4,237	13,640	8,406
Sales, general and administrative	60,659	26,468	101,085	54,051
Litigation-related	1,167	1,304	4,502	3,947
Amortization of acquired intangible assets	1,208	172	1,380	344
Transaction-related	4,771	(181)	5,783	4,091
Restructuring	1,173	—	1,331	—
Total operating expenses	76,817	32,000	127,721	70,839
Operating loss	(35,752)	(11,158)	(54,798)	(28,966)
Interest and other expense, net:
Interest expense, net	(2,394)	(3,032)	(4,332)	(5,906)
Other expenses	(16)	(1,555)	(1,905)	(1,555)
Total interest and other expenses, net	(2,410)	(4,587)	(6,237)	(7,461)
Loss from continuing operations before taxes	(38,162)	(15,745)	(61,035)	(36,427)
Income tax provision	43	60	73	100
Net loss	$(38,205)	$(15,805)	$(61,108)	$(36,527)
Net loss per share, basic and diluted	$(0.39)	$(0.25)	$(0.66)	$(0.58)
Shares used in calculating basic and diluted net loss per share	98,541	63,713	92,912	63,140
Stock-based compensation included in:
Cost of revenues	$235	$128	$330	$235
Research and development	664	563	1,162	954
Sales, general and administrative	10,597	3,884	14,478	6,954
	$11,496	$4,575	$15,970	$8,143

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash	$76,581	$107,765
Accounts receivable, net	33,743	23,527
Inventories, net	86,715	46,001
Prepaid expenses and other current assets	8,108	5,439
Withholding tax receivable from Officer	1,076	1,076
Current assets of discontinued operations	136	352
Total current assets	206,359	184,160
Property and equipment, net	66,051	36,670
Right-of-use asset	26,604	1,177
Goodwill	45,189	13,897
Intangible assets, net	92,981	24,720
Other assets	3,786	541
Noncurrent assets of discontinued operations	57	58
Total assets	$441,027	$261,223
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,812	$17,599
Accrued expenses and other current liabilities	43,455	35,264
Contract liability	20,392	—
Short-term debt	10,988	4,167
Current portion of operating lease liability	2,777	885
Current liabilities of discontinued operations	141	397
Total current liabilities	107,565	58,312
Total long term liabilities	96,345	49,428
Redeemable preferred stock	23,603	23,603
Stockholders' equity	213,514	129,880
Total liabilities and stockholders' equity	$441,027	$261,223

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
unaudited
Gross profit, GAAP	$41,065	$20,842	$72,923	$41,873
Add: amortization of intangible assets	268	268	536	536
Add: stock-based compensation	235	128	330	235
Add: Purchase accounting adjustments on acquisitions	1,763	—	1,763	—
Add: non-cash excess and obsolete charges	2,221	1,712	4,317	3,434
Non-GAAP gross profit	$45,552	$22,950	$79,869	$46,078
Gross margin, GAAP	66.0%	70.3%	68.6%	70.1%
Add: amortization of intangible assets	0.4%	0.9%	0.5%	0.9%
Add: stock-based compensation	0.4%	0.4%	0.3%	0.4%
Add: Purchase accounting adjustments on acquisitions	2.8%	—%	1.7%	—%
Add: non-cash excess and obsolete charges	3.6%	5.8%	4.1%	5.7%
Non-GAAP gross margin	73.2%	77.5%	75.1%	77.1%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
unaudited
Operating expenses, GAAP	$76,817	$32,000	$127,721	$70,839
Adjustments:
Stock-based compensation	(11,261)	(4,447)	(15,640)	(7,908)
Litigation-related expenses	(1,167)	(1,304)	(4,502)	(3,947)
Amortization of intangible assets	(1,208)	(172)	(1,380)	(344)
Transaction-related expenses	(4,771)	181	(5,783)	(4,091)
Restructuring expenses	(1,173)	—	(1,331)	—
Non-GAAP operating expenses	$57,237	$26,258	$99,085	$54,549

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
unaudited
Operating loss, GAAP	$(35,752)	$(11,158)	$(54,798)	$(28,966)
Depreciation	5,068	2,161	8,477	4,175
Amortization of intangible assets	1,476	441	1,917	881
EBITDA	(29,208)	(8,556)	(44,404)	(23,910)
Add back significant items:
Stock-based compensation	11,496	4,575	15,970	8,143
Purchase accounting adjustments on acquisitions	1,763	—	1,763	—
Excess & obsolete charges	2,221	1,712	4,317	3,434
Litigation-related expenses	1,167	1,304	4,502	3,947
Transaction-related expenses	4,771	(181)	5,783	4,091
Restructuring expenses	1,173	—	1,331	—
Adjusted EBITDA	$(6,617)	$(1,146)	$(10,738)	$(4,295)